As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-296411

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0827593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6420 Levit Green Boulevard, Suite 310

Houston, Texas 77021

(737) 255-7194

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Sims

Chief Financial Officer

Plus Therapeutics, Inc.

6420 Levit Green Boulevard, Suite 310

Houston, Texas 77021

(737) 255-7194

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch

Charles E. Chambers, Jr.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 660-3060

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-296411) of Plus Therapeutics, Inc. (the “Company”) is being filed as an exhibits-only filing solely to file a form of indenture (the “Form of Indenture”) as Exhibit 4.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Form of Indenture. The prospectus, the prospectus supplement and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Title	Filed with this Form S-3	Incorporated by Reference
			Form	File No.	Date Filed

1.1	Equity Distribution Agreement, by and between the Company and Canaccord Genuity LLC, dated as of June 1, 2026.		S-3	333-296411	06/02/2026

3.1	Composite Certificate of Incorporation		10-K	001-34375 Exhibit 3.1	03/11/2016

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation		8-K	001-34375 Exhibit 3.1	05/10/2016

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation		8-K	001-34375 Exhibit 3.1	05/23/2018

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation		8-K	001-34375 Exhibit 3.1	07/29/2019

3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation		8-K	001-34375 Exhibit 3.1	08/06/2019

3.6	Certificate of Amendment to Amended and Restated Certificate of Incorporation		8-K	001-34375 Exhibit 3.1	04/28/2023

3.7	Certificate of Amendment to the Certificate of Incorporation, as amended		8-K	001-34375 Exhibit 3.1	05/02/2025

3.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on April 1, 2026		10-Q	001-34375 Exhibit 3.8	05/15/2026

3.9	Certificate of Correction to the Amended and Restated Certificate filed with the Delaware Secretary of State on May 12, 2026		10-Q	001-34375 Exhibit 3.9	05/15/2026

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock		8-K	001-34375 Exhibit 3.1	11/28/2017

3.11	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock		8-K	001-34375 Exhibit 3.1	07/25/2018

3.12	Amended and Restated Bylaws of Plus Therapeutics, Inc.		8-K	001-34375 Exhibit 3.1	09/21/2021

4.1	Form of Common Stock Certificate		10-K	001-34375 Exhibit 4.33	03/09/2018

4.2	Form of Common Stock Purchase Warrant		S-1	333-292637 Exhibit 4.4	01/09/2026

4.3	Form of Indenture	X

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Exhibit Number	Exhibit Title	Filed with this Form S-3	Incorporated by Reference
			Form	File No.	Date Filed

5.1	Opinion of Sullivan & Worcester LLP relating to the base prospectus.		S-3	333-296411	06/02/2026

5.2	Opinion of Sullivan & Worcester LLP relating to the “equity distribution agreement” prospectus supplement.		S-3	333-296411	06/02/2026

23.1	Consent of CBIZ CPAs, P.C., Independent Registered Public Accounting Firm.		S-3	333-296411	06/02/2026

23.2	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.		S-3	333-296411	06/02/2026

23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1 hereto).		S-3	333-296411	06/02/2026

23.4	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2 hereto).		S-3	333-296411	06/02/2026

24.1	Power of Attorney.		S-3	333-296411	06/02/2026

107	Filing Fee Table.		S-3	333-296411	06/02/2026

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Plus Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on June 5, 2026.

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Richard J. Hawkins	Chairman of the Board	June 5, 2026

/s/ Marc H. Hedrick, MD Marc H. Hedrick, MD	President and Chief Executive Officer (Principal Executive Officer)	June 5, 2026

/s/ Andrew Sims Andrew Sims	Chief Financial Officer and VP of Finance (Principal Financial and Accounting Officer)	June 5, 2026

* An van Es-Johansson, MD	Director	June 5, 2026

* Howard Clowes	Director	June 5, 2026

* Kyle Guse	Director	June 5, 2026

* Ronald A. Andrews	Director	June 5, 2026

*By:	/s/ Andrew Sims
Andrew Sims
As Attorney-in-Fact

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